                                                                   EXHIBIT 10.12


                        AMENDED AND RESTATED REPLACEMENT
                                 LOAN AGREEMENT

         THIS AMENDED AND RESTATED REPLACEMENT LOAN AGREEMENT (the "Agreement") is made this 31st day of October 1997, by and among BIORELIANCE CORPORATION, a corporation organized and in good standing under the laws of the State of Delaware, successor in interest to Microbiological Associates, Inc. (the "Company"), MA BIOSERVICES, INC., a corporation organized and in good standing under the laws of the State of Delaware ("MA BioServices"), MAGENTA CORPORATION, a corporation organized and in good standing under the laws of the State of Delaware ("Magenta") and MAGENTA VIRAL PRODUCTION, INC., a corporation organized and in good standing under the laws of the State of Delaware ("Magenta Viral"; together with the Company, MA BioServices and Magenta, each a "Borrower" and collectively, the "Borrowers") and NATIONSBANK, N.A., successor in interest to Maryland National Bank, each a national banking association, its successors and assigns, (the "Lender").

                                    RECITALS

         A.      The Lender has made certain loans described as:

                 (a) a term loan ("Loan No. 1") in the original principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000), which Loan No. 1 is evidenced by that certain Promissory Note dated June 27, 1996, from the Company, BioReliance Limited, a corporation organized and existing under the laws of Scotland, formerly known as Microbiological Associates Limited and as Microbiological Associates International, Ltd. ("MAL"), Magenta and Magenta Services, Ltd., a corporation organized and existing under the laws of Scotland ("Magenta Services") in favor of the Lender, and which Promissory Note was amended and restated in its entirety pursuant to the provisions of that certain Amended and Restated Promissory Note dated September 19, 1996 in the principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000), from the Company, MAL, Magenta and Magenta Services in favor of the Lender (the Promissory Note as amended and restated in its entirety is hereinafter called, "Note No. 1");

                  (b) a line of credit which was converted to a term loan ("Loan No. 2") in the original principal amount of Three Million Dollars ($3,000,000), which Loan No. 2 is evidenced by that certain Deed of Trust Note dated December 17, 1993 from the Company and MAL, which Deed of Trust Note was amended by that certain First Loan Modification Agreement (the "First Loan Modification Agreement") dated May 31, 1994 by and among the Lender, the Company, MAL, Magenta and Magenta Services, which among other things, added Magenta and Magenta Services as joint and several co-makers to the Deed of Trust Note, which Deed of Trust Note was further amended by that certain Second Loan Modification Agreement dated September 30, 1994 by and among the Company, MAL,

                                                                   EXHIBIT 10.12

         Magenta, Magenta Services and the Lender, and which Deed of Trust Note was amended and restated in its entirety pursuant to the provisions of that certain Third Loan Modification Agreement dated as of December 1, 1994, by and among the Company, MAL, Magenta, Magenta Services and the Lender, which among other things, increased the maximum principal amount of Loan No. 2 from Three Million Dollars ($3,000,000) to Four
         Million Three Hundred Thousand Dollars ($4,300,000)   (the Deed of
         Trust Note as amended and restated from time to time, is hereinafter called, "Note No. 2"); and

                 (c) a line of credit ("Loan No. 3") in the maximum principal amount of One Million Dollars ($1,000,000), which Loan No. 3 is evidenced by that certain Promissory Note dated December 1, 1994 in the original principal amount of One Million Dollars ($1,000,0000) from the Company, MAL, Magenta and Magenta Services in favor of the Lender, and which Promissory was modified and extended by that certain Note Modification and Extension Agreement dated November 30, 1995 by and among the Company, MAL, Magenta, Magenta Services and the Lender, which Note was further modified and extended by that certain Note Modification and Extension Agreement dated as of May 31, 1996 by and among the Company, MAL, Magenta, Magenta Services and the Lender, and which Promissory Note as amended was amended and restated in its entirety pursuant to the provisions of that certain Amended and Restated Promissory Note dated June 10, 1997, and which Promissory Note as further amended was amended and restated in its entirety pursuant to the provisions of that certain Amended and Restated Promissory Note dated August 31, 1997, and which Promissory Note is being amended and restated in its entirety pursuant to that certain Amended and Restated Promissory Note of even date herewith (the "Replacement Revolving Note") in the maximum principal amount of One Million Dollars ($1,000,000) from the Borrowers in favor of the Lender (the Promissory Note as amended and restated from time to time is hereinafter called "Note No. 3").

         B. Loan No. 1, Loan No. 2 and Loan No. 3 (the "Loans") are currently governed by the provisions of that certain First Amended and Restated Loan Agreement (the "Original Loan Agreement") dated December 1, 1994, by and among the Company, MAL, Magenta, Magenta Services and the Lender, which Original Loan Agreement was amended by that certain Modification of Loan Agreement dated April 25, 1995, by and among the Company, MAL, Magenta, Magenta Services and the Lender, which Original Loan Agreement was further amended by that certain Modification of Loan Agreement dated August 7, 1995 by and among the Company, MAL, Magenta, Magenta Services and the Lender, which Original Loan Agreement was further amended by that certain Modification of Loan Agreement dated January 18, 1996, by and among the Company, MAL, Magenta, Magenta Services and the Lender, which Original Loan Agreement was further amended by that certain Modification of Loan Agreement dated May 31, 1996 by and among the Company, MAL, Magenta, Magenta Services and the Lender, and which Original Loan Agreement was further modified by that certain Second Modification of Loan Agreement dated June 27, 1996, by and among the Company, MAL, Magenta, Magenta Services and the Lender, which among other things, obligated the Company to cause MA Holding GmbH, (formerly known as Microbiological Associates Holding, GmbH), a German company ("MA Holding") to become an

                                                                   EXHIBIT 10.12

additional maker on the Loans (the Original Loan Agreement, as thereafter amended, is hereinafter called the "Loan Agreement").

         C. The Loans were secured by, among other things, the collateral described in that certain Security Agreement dated December 17, 1993, by and among the Company, MAL and the Lender, as amended by the First Loan Modification Agreement, which among other things, added Magenta and Magenta Services as parties to the Security Agreement and encumbered their respective assets as provided for therein (the Security Agreement as the same may be amended from time to time is hereinafter called the "Security Agreement").

         D. Loan No. 2 is further secured by, among other things, that certain Leasehold Deed of Trust and Security Agreement dated December 17, 1993 from the Company to the trustees named therein for the benefit of the Lender, which Leasehold Deed of Trust and Security Agreement was recorded December 20, 1993, among the Land Records for Montgomery County, Maryland in Liber 12140, at folio 779, and which Leasehold Deed of Trust and Security Agreement was amended by that certain Modification Agreement-Leasehold Deed of Trust and Security Agreement dated December 1, 1994 by and among the Company, the trustees named therein and the Lender and recorded December 1, 1994 among the Land Records for Montgomery County, Maryland (the Leasehold Deed of Trust and Security Agreement as amended is hereinafter called the "Deed of Trust").

         E. The Borrowers have requested and the Lender has agreed to (i) release MAL, MA Holding and Magenta Services from joint and several liability under Note No.1, Note No.2 and Note No.3 (collectively, the "Notes"), (ii) add MA BioServices and Magenta Viral as joint and several makers to the Notes,
(iii) release the liens created by the Security Agreement and (iv) amend and restate in its entirety the Loan Agreement upon the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender hereby agree that the Loan Agreement is hereby restated in its entirety as follows:

I. DEFINITIONS As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

         "Banking Day" shall mean any day that is not a Saturday, Sunday or banking holiday in the State of Maryland.

          "Collateral" means the property of any Borrower which is described in the Security Agreement, including specifically, but without limitation: (a) all amounts now and in the future owed

                                                                   EXHIBIT 10.12

by the Lender or any affiliate of the Lender to the Borrowers and/or on deposit in any account maintained by the Borrowers with the Lender or any affiliate of the Lender; (b) all present and future substitutions, replacements, appurtenances, accessories and accessions relating to any of the Collateral;
(c) all books, records, computer programs, other software, computer files and diskettes or computer hardware and rights under any and all licenses to use computer programs, software, files and hardware; (d) all proceeds (cash and noncash, including insurance proceeds) and products of all Collateral in any form whatsoever; and (e) all accounts, chattel paper, instruments, inventory , equipment, general intangibles, fixtures and other goods or property purchased or acquired with the cash and/or non-cash proceeds of the Collateral.

         "Event of Default" means any of the events specified in Section VII hereof.

         "Excluded Subsidiaries" has the meaning set forth in Section 6.6 hereof.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "Indebtedness" shall mean all items which would properly be included in the liability section of a balance sheet as at the date as of which "indebtedness" is to be determined, including, but not by way of limitation, deposit liabilities.

         "Loan Documents" shall mean this Agreement, the Notes, the Deed of Trust, as amended by the Deed of Trust Modification, the Line of Credit Replacement Note, the Deed of Trust Note Modification, the Term Note Modification, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Borrower, by any Released Party and/or any other person, singularly or jointly with any other person, evidencing, securing in connection with the Obligations, this Agreement, the Notes, the Deed of Trust, as amended by the Deed of Trust Modification, the Line of Credit Replacement Note, the Deed of Trust Note Modification, the Term Note Modification, but not including the Security Agreement.

         "Material Adverse Effect" shall mean a material adverse effect on (i) the business operations or condition (financial or otherwise) of Company and its Subsidiaries taken as a whole or (ii) the ability of the Borrowers to repay the Obligations or otherwise perform their obligations under the Loan Documents.

         "Notes" means Note No.1, Note No.2 and Note No.3 and any and all amendments thereto and modifications and revisions therein.

         "Obligations" as used in this Agreement means all of the obligations for payment evidenced by the Loan Documents and all of the obligations to perform and comply with all of the terms, covenants, conditions, stipulations and agreements contained in the Loan Documents and all other obligations of any Borrower to the Lender, whether now existing or hereafter created, whether direct or contingent.

                                                                   EXHIBIT 10.12

         "Person" shall include natural persons, corporations (which shall be deemed to include business trusts), limited liability companies, associations, companies, partnerships and joint ventures.

         "Released Party" means each of MAL, MA Holding and Magenta Services (collectively, "Released Parties").

         "Subsidiary" or "Subsidiaries" means any corporation(s) or other entity, more than fifty percent (50%) of the voting shares or other ownership interests of which are owned directly or indirectly by any Borrower or by one or more Subsidiaries of any Borrower or a combination thereof.

         "Wholly Owned Subsidiary" means any Subsidiary or Subsidiaries, all or substantially all of whose shares of stock of all classes or other ownership interests of which are owned directly or indirectly by the Company or another Wholly Owned Subsidiary of the Company or a combination thereof.

         Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Loan Documents and any of the Loan Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

II.      REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement, each Borrower represents and warrants to the Lender, and shall be deemed to represent and warrant to the Lender as of the date any of the Obligations are created, that:

         Section II.1. Recitals. The above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

         Section II.2. Subsidiaries. As of the date hereof, the Company has the Subsidiaries listed on EXHIBIT A attached hereto and made a part hereof and no others, except for subsidiaries organized or acquired after the date hereof in accordance with Section 6.6 of this Agreement, or such subsidiaries that have assets which, when taken as a whole, are not material. Each Subsidiary is a

                                                                   EXHIBIT 10.12

Wholly Owned Subsidiary except as shown on EXHIBIT A, which correctly indicates the nature and amount of the Company's ownership interests therein.

         Section II.3. Good Standing. Each of the Borrowers (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have in the aggregate a Material Adverse Effect.

         Section II.4. Power and Authority. Each of the Borrowers has full power and authority to execute and deliver this Agreement and each of the other Loan Documents executed and delivered by it, to make the borrowing hereunder, and to incur the Obligations, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority is required as a condition to the validity or enforceability of this Agreement or any of the other Loan Documents executed and delivered by any of the Borrowers, except where the failure to obtain such consents or approvals would not have in the aggregate a Material Adverse Effect.

         Section II.5. Binding Agreements. This Agreement and each of the other Loan Documents executed and delivered by the Borrowers have been properly executed by each Borrower, constitute valid and legally binding obligations of each Borrower, and are fully enforceable against each Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

         Section II.6. Litigation. There are no proceedings pending or, to the Borrowers' knowledge, threatened against any of the Borrowers before any court or administrative agency which if determined adversely to the interests of the Borrowers would have in the aggregate a Material Adverse Effect.

         Section II.7. No Conflicting Agreements. There is (a) no charter, by-law or preference stock provision of any Borrower and no provision of any existing mortgage, indenture, contract or agreement binding on any Borrower or affecting its property, and (b) to the knowledge of any Borrower, no provision of law or order of court binding upon any Borrower, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Agreement or of any of the other Loan Documents executed and delivered by any Borrower, or which would be violated as a result of such execution, delivery or performance, except such conflicts or violations that would not in the aggregate have a Material Adverse Effect.

         Section II.8. Financial Condition. The financial statements of the Company previously delivered to the Lender, are complete and correct and, in the opinion of the Company, fairly present the financial condition of the Company and its Subsidiaries on a consolidated basis as of the date

                                                                   EXHIBIT 10.12

thereof and have been prepared in accordance with GAAP applied on a consistent basis as at the dates thereof and throughout the period involved (except that quarterly financial statements may be subject to ordinary year-end adjustments). There has been no material adverse change in the financial condition or operations of any Borrower since the date of the most recent balance sheet included in such financial statements.

         Section II.9. Taxes. Each Borrower has filed or has caused to have been filed all federal, state and local tax returns which, to the knowledge of such Borrower, are required to be filed ( except where the failure to file any such return would not in the aggregate have a Material Adverse Effect) and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently being contested in good faith and by appropriate proceedings by such Borrower and adequate reserves therefor have been established as required under GAAP.

         Section II.10. Compliance With Law. The Borrowers are not in violation of any law, ordinance, governmental rule or regulation to which they are subject, and each Borrower has obtained any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business (except where such violation of law, ordinance, governmental rule or regulation or failure to obtain licenses, permits, franchises or other authorizations, would not in the aggregate have a Material Adverse Effect).

         Section II.11. Title to Properties. Except for liens created in the normal course of business on personal property of the Borrowers, each Borrower has (i) in the case of owned and real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, and (iii) in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in all of its properties (except as permitted pursuant to Section 6.1, or where the failure to have such title or ownership interest in such property, would not in the aggregate have a Material Adverse Effect).

         Section II.12. Tradename. The Borrowers utilize no tradenames in the conduct of their businesses, except for the names GenePro, Magenta, Biomeva and MA BioServices, and such other tradenames that are immaterial to the conduct of their businesses, and will promptly advise the Lender of any future tradenames that are material to the conduct of their businesses.

         Section II.13. Margin Stock. None of the proceeds of any of the Loans will be used, directly or indirectly, by any Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock") or for any other purpose which might make the transactions contemplated herein a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of

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                                                                   EXHIBIT 10.12

Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

         Section II.14. ERISA. With respect to any "pension plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which plan is now or previously has been maintained or contributed to by the Borrower and/or by any member ("Commonly Controlled Entity") of a group of trades or businesses which includes any Borrower and which is under common control within the meaning of Sections 414(b) and/or (c) of the Internal Revenue Code of 1986 ("Code"), that, except where there would be in the aggregate no Material Adverse Effect: (a) no "accumulated funding deficiency" as defined in Code Section 412 or ERISA Section 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no "reportable event" as defined in ERISA Section 4043 has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither any Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any multiemployer plan; (e) neither any Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any multiemployer plan; (f) no multiemployer plan to which any Borrower or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA Section 4241 nor has notice been received by any Borrower or any Commonly Controlled Entity that such a multiemployer plan will be placed
in "reorganization".   Each Borrower represents and warrants to the Lender with
respect to any pension plan which any Borrower and/or any Commonly Controlled Entity maintains or contributes to, either now or in the future, that except where there would be in the aggregate no Material Adverse Effect: (a) such bonding as is required under ERISA Section 412 will be maintained; (b) as soon as practicable and in any event within fifteen (15) days after any Borrower or any Commonly Controlled Entity knows or has reason to know that a "reportable event" has occurred or is likely to occur, such Borrower will deliver to the Lender a certificate signed by its chief financial officer setting forth the details of such "reportable event"; (c) neither any Borrower nor any Commonly Controlled Entity will: (i) engage in or permit any "prohibited transaction" (as defined in ERISA Section 406 or Code Section 4975) to occur; (ii) cause any "accumulated funding deficiency" as defined in ERISA Section 302 and/or Code
Section 412; (iii) terminate any pension plan in a manner which could result in the imposition of a lien on the property of any Borrower pursuant to ERISA
Section 4068; (iv) terminate or consent to the termination of any multiemployer plan; (v) incur a complete or partial withdrawal with respect to any multiemployer plan within the meaning of ERISA Sections 4203 and 4205; and (d) within fifteen (15) days after notice is received by any Borrower or any Commonly Controlled Entity that any multiemployer plan has been or will be placed in "reorganization" within the meaning of ERISA Section 4241, each Borrower will notify the Lender to that effect. Upon the Lender's request, each Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA Section 3(35).

         Section II.15. Governmental Consent. Neither the nature of any Borrower or of its business or properties, nor any relationship between any Borrower and any other entity or person, nor any circumstance in connection with the making of the Loan, or the offer, issue, sale or delivery of the

                                                                   EXHIBIT 10.12

Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority, on the part of any Borrower, as a condition to the execution and delivery of this Agreement or any of the other Loan Documents, the borrowing of the principal amount of the Loans or the offer, issue, sale or delivery of the Notes, unless the failure to obtain such consents, approvals, authorizations, filings, registrations and qualifications would not in the aggregate have a Material Adverse Effect.

         Section II.16. Full Disclosure. The financial statements referred to in this Part IV do not, nor does this Agreement, nor do any written statements furnished by any Borrower to the Lender in connection with the making of this Agreement or any of the Loans, contain any untrue statement of material fact or omit a material fact necessary to make the statements contained therein or herein in light of the circumstances under which they were made not misleading, it being understood and agreed that any budgets, forecasts or projections as to future events delivered by any Borrower pursuant to this Agreement shall not be viewed as facts for the purposes of this provision.

         Section II.17. Patents and Trademarks. Each Borrower owns or possesses all of the patents, trademarks, service marks, trade names, copyrights and licenses and all rights with respect thereto which such Borrower considers necessary for the present and planned future operation of its business, without any material conflict with the rights of any other person, except where the failure to own or possess patents, trademarks, service marks, trade names, copyrights and licenses would not in the aggregate have a Material Adverse Effect.

         Section II.18.   Environmental Laws.      Except to the extent that
there could not be a Material Adverse Effect: (a) each Borrower has obtained or will obtain all permits, licenses and other authorizations ("Environmental Authorizations") which are required under any and all applicable federal, state, local and foreign statutes, ordinances, codes, laws and regulations relating to the environment or the release of any materials into the environment that are applicable to the Borrowers ("Environmental Laws") and has delivered or will cause to be delivered copies of such permits, licenses and other authorizations to the Lender; (b) each Borrower is and will remain in compliance with the terms and conditions of all such material permits, licenses and authorizations, and is and will remain in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder and binding on such Borrower; (c) no notice, notification, demand, request for information, citation, summons or order has been issued, no compliant has been filed, no penalty has been assessed and no investigation or review is pending or to any Borrower's knowledge threatened by any governmental or other entity
(i) with respect to any alleged failure by any Borrower to have any Environmental Authorization required in connection with the conduct of the business of any Borrower; (ii) with respect to any generation, treatment, storage, recycling, transportation, disposal, or any release as defined in 42 U.S.C. Section 9601(22) 10 ("Release") on, at, under, about or from any property or facility now, or in the past, owned, leased or operated by any Borrower of any substance regulated under any Environmental Laws ("Hazardous Materials"); or (iii) with respect to any arrangement by Borrower for disposal, treatment or transport

                                                                   EXHIBIT 10.12

of any Hazardous Material, except as disclosed with respect to Ramp Industries in the certain Registration Statement on Form S-1 (Registration No. 333-25011) as amended, and as filed with the Securities and Exchange Commission; (d) no oral or written notification of a Release of a Hazardous Material has been filed or made by or on behalf of any Borrower and no property or facility now or previously owned, leased or operated by any Borrower is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up; (e) there are no material liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by any Borrower and no governmental actions have been taken or are in process which would subject any of such properties to such liens such that any Borrower would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed of such property; and (f) there are no Hazardous Materials present on, in, at, under or about any real property or properties, owned or leased by any Borrower in amounts or concentrations or under circumstances other than those that are used in any Borrower's business and stored, kept and used in material compliance with all Environmental Laws.

         Section II.19. No Default. There is no Event of Default (as hereinafter defined) and no event has occurred and no condition exists which with the giving of notice or the passage of time would constitute an Event of Default.

         Section II.20. Solvency. The fair saleable value of the assets (including goodwill minus disposition costs) of the Borrowers, taken as a whole, exceeds the fair value of their liabilities; the assets of the Borrowers, taken as a whole, do not constitute unreasonably small capital for the Borrowers to carry out their business after the transactions contemplated by this Agreement; and the Borrowers are able to pay their debts (including trade debts) as they mature.

III.     ASSUMPTION OF OBLIGATIONS, RELEASES AND AGREEMENT NOT TO ENCUMBER.

         Section III.1. Assumption of Obligations. MA BioServices and Magenta Viral each promises and agrees to perform each and all of the covenants, agreements and obligations in the Loan Documents, including, but not limited to the Notes, to be performed by the Company and Magenta at the times, in the manner and in all respects as provided therein, and to be bound by each and all of the terms and provisions of the Loan Documents including, but not limited to the Notes, as though each Loan Document had originally been jointly and severally made by the Company, Magenta, MA BioServices and Magenta Viral. All of the Borrowers shall remain jointly and severally liable for the performance of each and all of the covenants, agreements and obligations in the Loan Documents to be performed by the Borrowers. All references in any of the Loan Documents to the "Borrower" or the "Borrowers" shall hereafter be deemed to include MA BioServices and Magenta Viral.

         Section III.2. Releases. The Lender, for itself, its successors and assigns hereby releases each of the Released Parties from any and all liability on account of the Loans, the Notes and the

                                                                   EXHIBIT 10.12

Loan Documents. This release shall be effective as of the date on which the Conditions Precedent in Article IV hereof have been satisfied or waived by the Lender and shall be binding upon the Lender and its successors and assigns and shall inure to the benefit of the Released Parties and their respective present and former employees, agents, successors and assigns. In addition, the Lender hereby releases all of the Collateral from the lien and effect of the Security Agreement. In furtherance of this release, the Lender will execute and deliver to the Borrowers, such UCC-3 (Termination Statements) as the Borrowers may request to terminate the Lender's existing lien on the Collateral.

         Section III.3. Agreement Not to Encumber. Each Borrower understands and agrees that, except as otherwise permitted in Section 6.1 of this Agreement, it may not now or hereafter create, incur, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Lender, or with the Lender's consent) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Borrower from creating liens upon any of any Borrower's properties or assets.

IV. CONDITIONS PRECEDENT. This Agreement shall become effective on the date the Lender receives the following documents, each of which shall be satisfactory in form and substance to the Lender:

                 (a)(a) The Replacement Revolving Promissory Note issued and delivered by the Borrowers in the form of EXHIBIT B attached hereto and incorporated herein by reference, payable to the order of the Lender in the maximum principal amount of One Million Dollars ($1,000,000) (the "Line of Credit Replacement Note");

                 (b)(b) The Deed of Trust Note Modification Agreement issued and delivered by and among the Borrowers and the Lender in the form of EXHIBIT D attached hereto and incorporated herein by reference (the "Deed of Trust Note Modification");

                 (c)(c) The Note Modification Agreement issued and delivered by and among the Borrowers and the Lender in the form of EXHIBIT E attached hereto and incorporated herein by reference (the "Term Note Modification Agreement");

                 (d) A Second Modification Agreement - Leasehold Deed of Trust and Security Agreement by and among the Company, the trustees named therein and the Lender, in the form of EXHIBIT F attached hereto and incorporated herein by reference (the "Deed of Trust Modification");

                 (e) The Lender shall have received a certificate dated as of the date hereof by the Secretary or Assistant Secretary of MA BioServices covering:

                                                                   EXHIBIT 10.12


                          (i)     true and complete copies of MA BioServices'
corporate charter, bylaws, and all amendments thereto;

                          (ii)    true and complete copies of the resolutions
of MA BioServices' Board of Directors authorizing (a) the execution, delivery and performance of the Loan Documents and (b) the borrowings by MA BioServices under the Loan Documents;

                          (iii) the incumbency, authority and signatures of the
officers of MA BioServices authorized to sign this Agreement and the other Loan Documents to which MA BioServices is a party.

                 (f) Such other information, instruments, opinions, documents, certificates and reports as the Lender may deem necessary.

V.       AFFIRMATIVE COVENANTS OF EACH BORROWER

         Until payment in full and the performance of all of the Obligations, the Company or where applicable, each Borrower, shall:

         Section V.1.  Financial Statements.  Furnish to the Lender:

                 (a) Annual Statements and Certificates. As soon as available but in no event more than one hundred twenty (120) days after the close of each of the Company's fiscal years, (i) a copy of the consolidated and consolidating financial statement relating to the Company and its Subsidiaries in reasonable detail satisfactory to the Lender, prepared in accordance with GAAP and certified by an independent certified public accountant satisfactory to the Lender, which financial statement shall include a balance sheet and related income statement as at the end of such fiscal year, provided, however, that delivery pursuant to clause (d) below of the Annual Report on Form 10-K of the Company for such fiscal year (within one hundred twenty (120) days after the close of each of the Company's fiscal years), filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (a).

                 (b) Annual Opinion of Accountant. As soon as available but in no event more than one hundred eighty (180) days after the close of each of the Company's fiscal years, a letter or opinion of the independent certified public accountant who examined the annual financial statement relating to the Company and its Subsidiaries, stating whether anything in such certified public accountant's examination has revealed the occurrence of an event which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto.

                 (c) Quarterly Statements and Certificates. As soon as available but in no event more than sixty (60) days after the close of each of the Company's fiscal quarters, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the close of such period and

                                                                   EXHIBIT 10.12

consolidated and consolidating income and expense statements for such period, certified by the principal financial officer of the Company, provided, however, that delivery pursuant to clause (d) below of the Quarterly Report on Form 10-Q of the Company for such fiscal quarter (within sixty (60) days after the close of each of the Company's fiscal quarters) filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause
(c).

                 (d) Reports to SEC and to Stockholders. The Company will furnish to the Lender, promptly upon the filing or making thereof, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by the Company to its stockholders, and of all regular and other reports filed by the Company with any securities exchange or with the Securities and Exchange Commission.

                 (e) Additional Reports and Information. With reasonable promptness, such additional information, reports or statements as the Lender may from time to time reasonably request.

         Section V.2. Tangible Net Worth. Maintain a consolidated Tangible Net Worth of not less than $13,600,000 as of fiscal year end 1997 and
as of each fiscal year end thereafter.   "Tangible Net Worth" shall mean the
excess of shareholder's equity, less all intangible assets.

         Section V.3. Funded Debt to EBITDA. Maintain a ratio of Funded Debt to EBITDA not greater than 2.5 to 1.0 as of the end of each fiscal quarter, based on the four (4) quarter period ending on such date. For purposes hereof, "Funded Debt" shall mean all senior debt, including any and all capitalized lease obligations and all contingent liabilities of any Borrower. For purposes hereof, "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, all as determined in accordance with GAAP and all as determined on a consolidated basis for the twelve (12) month period then ending.

         Section V.4. Profitability. The Borrowers will not as of the end of each fiscal year, on a consolidated basis have any Operating Losses. For purposes hereof, "Operating Losses" shall mean net income of the Borrowers, before income taxes.

         Section V.5. Taxes and Claims. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or any of its income or properties prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, however, the Borrowers shall not be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings, or where the failure to pay or discharge such tax, assessment, charge, levy or claim would not in the aggregate have a Material Adverse Effect.

         Section V.6. Corporate Existence. Except as otherwise permitted under Section 2.3 of this Agreement, maintain its legal existence in good standing in the jurisdiction in which it is incorporated and in each jurisdiction where it is required to register or qualify to do business.

                                                                   EXHIBIT 10.12

         Section V.7. Compliance with Laws. Comply with all applicable federal, state and local laws, rules and regulations to which it is subject, except where the failure to comply would not in the aggregate have a Material Adverse Effect.

         Section V.8. Governmental Regulation. Promptly notify the Lender in the event that any Borrower receives any written notice, claim or demand from any governmental agency which alleges that any Borrower is in violation of any of the terms of, or has failed to comply with any applicable order issued pursuant to any federal or state statute regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act (except for any violation or failure which would not in the aggregate have a Material Adverse Effect).

         Section V.9. Litigation. Give prompt notice in writing, with a detailed description to the Lender, of all litigation and of all proceedings before any court or any governmental or regulatory agency affecting any Borrower which, if adversely decided, would in the aggregate have a Material Adverse Effect.

         Section V.10. Insurance. Maintain insurance with insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity; maintain general public liability insurance against claims for personal injury, death or property damage in such amounts as are commercially reasonable and worker's compensation insurance in statutory amounts with such companies as are licensed to do business in the state requiring the same.

         Section V.11. Maintenance of Properties. Keep and maintain its properties, whether owned in fee or otherwise, or leased, in good operating condition (reasonable wear and tear excepted); make all proper repairs, renewals, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, (unless the Borrowers determine in good faith that the continued maintenance of any of its properties is no longer economically desirable and the failure to maintain such properties would not in the aggregate have a Material Adverse Effect); comply with the provisions of all leases to which it is party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; and comply with all laws, rules, regulations and orders applicable to its properties or business or any part thereof, except where the failure to comply when, considered in the aggregate, would not have a Material Adverse Effect.

         Section V.12. Books and Records. (a) Keep and maintain accurate books and records and (b) permit any person designated by the Lender to enter the premises of any Borrower and examine, audit and inspect the books and records at any reasonable time and from time to time without notice, provided, however, that prior to the occurrence and continuance of any Event of Default hereunder, the Lender will provide the Borrowers with reasonable notice prior to any such examination, audit or inspection. Each Borrower will permit any Person designated by the Lender to enter the premises of any Borrower and examine, audit and inspect the books and records at any reasonable time and from time to time without notice, at the Borrowers' expense, provided, however, that prior to the occurrence and continuance of any Event of Default hereunder, the Lender will provide the

                                                                   EXHIBIT 10.12

Borrowers with reasonable notice prior to any such examination, audit or inspection, and further provided, that the Lender shall not request such audits at the Borrowers' expense (which expense will not exceed $5,000 per audit) more frequently then once per calendar year, unless an Event of Default shall have occurred hereunder and be continuing in which event the Lender may request audits more frequently at the Borrowers' joint and several expense.

         Section V.13. ERISA. Maintain at all times such bonding as is required by ERISA. As soon as practicable and in any event within thirty (30) days after it knows or has reason to know that, with respect to any plan, a "reportable event" has occurred, the Borrowers will deliver to the Lender a certificate signed by its chief financial officer setting forth the details of such "reportable event".

         Section V.14. Appraisal. The Lender may demand a reappraisal of the property subject to the lien of the Deed of Trust, no more frequently than once per thirty six (36) month period elapsing during the term of the Loan, as extended from time to time.

         Section V.15. Environmental Audits. At the request of the Lender, incur the cost of environmental assessments or audits not more than once in any three year period (except in the event any Borrower fails to comply with any Environmental Laws, in which case the Lender shall be entitled to request such assessments or audits as it deems reasonable and prudent), to be conducted by independent environmental audit or assessment firms selected by the Lender and reasonably acceptable to the Borrowers.

         Section V.16. Loan Agreement. The Borrowers agree that from and after the effective date of this Agreement, all references in any of the Loan Documents to the "Loan Agreement" shall be deemed to refer to this Agreement.

VI.  NEGATIVE COVENANTS OF BORROWERS

         Until payment in full and the performance of all of the Obligations, without the prior written consent of the Lender, which consent will not be unreasonably withheld, the Borrowers will not directly or indirectly:

         Section VI.1. Mortgages and Pledges. Create, incur, assume or suffer to exist any mortgage, pledge, lien or other material encumbrance of any kind upon, or any security interest in, any of its property or assets ("Lien"), whether now owned or hereafter acquired, except (a) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings, (b) Liens in connection with worker's compensation, unemployment insurance or other social security obligations, (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (d) mechanics', worker's, materialmen's, landlords', carriers', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and which do not violate the terms of the Deed of Trust, (e) any Lien created in connection with the refinancing of indebtedness in

                                                                   EXHIBIT 10.12

existence on the date hereof and any Liens securing any extension, renewal or replacement of obligations secured by any such Lien, (f) the assumption of any Lien in any property hereafter acquired by virtue of any Acquisition, existing at the time of such Acquisition; provided, however, that (i) the indebtedness secured by any such Lien so created, assumed or existing shall not exceed the fair market value of the property covered thereby to the entity acquiring the same, (ii) each such Lien shall attach only to the property so acquired, (iii) that such Lien interest shall not secure any working capital indebtedness, (g) any purchase money mortgage, or purchase money security interest in any property, or interest therein created or assumed contemporaneously with the purchase of such property, or interest therein, to secure or provide for the payment or financing of any part of the purchase price thereof; provided, however, that (i) the indebtedness secured by such purchase money mortgage or security interest shall not exceed one hundred percent (100%) of cost of the property covered thereby (ii) each such purchase money mortgage or purchase money security interest shall attach only to the property so purchased, (iii) the purchase of such property or interest therein to which any such purchase money mortgage or purchase money security interest relates shall not result in a default under any other provision of this Agreement or any Loan Document, and
(h) any Liens not otherwise covered by clauses (a) through (g) above, in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000).

         Section VI.2. Method of Accounting. Change the method of accounting employed in the preparation of the financial statements dated December 31, 1996, except in accordance with GAAP.

         Section VI.3. Merger or Acquisition. Acquire all or substantially all the assets, outstanding stock or any other or additional interest in, any Person or merge with any Person (each an "Acquisition" and collectively, the "Acquisitions"), unless, each of the following conditions are met: (a) the acquired entity (the "Target") is a going concern, unless the total cash consideration paid for the Acquisition is less than or equal to $500,000; (b) the Company is the controlling corporation; (c) total cash consideration paid for any Acquisition does not exceed Ten Million Dollars ($10,000,000) in the aggregate in any fiscal year; and (d) after giving affect to the Acquisition, the Borrowers' shall not be in default under this Agreement or any of the Loan Documents provided, however, that nothing in this Section 6.3 shall be construed to prohibit any Borrower from undertaking a joint venture that complies with subsections (a), (c) and (d) of this Section, provided, further, that notwithstanding anything in this Agreement to the contrary, the Company and/or any of the Borrowers may, merge with or into, consolidate with, be liquidated or dissolved into the Company, any Borrower, or any other Subsidiary, provided that such Subsidiary becomes a party to this Agreement and a co-obligor of the Loans. Any Acquisition not in compliance with the conditions set forth above, shall be subject to the Lender's prior approval, which approval shall be in the Lender's sole but reasonable discretion. All Targets which are headquartered in the United States which survive an Acquisition, where the total cash consideration equals or exceeds Five Million Dollars ($5,000,000) will, at the Borrowers' expense, be added as a co-obligor of the Loans.

         Section VI.4. Advances and Loans. Except as otherwise permitted herein, lend money, give credit or make advances to any Person, including, without limitation, officers, directors, employees,

                                                                   EXHIBIT 10.12

Subsidiaries and affiliates of the Company, unless such loan, credit or advance is approved by a majority of disinterested directors.

         Section VI.5. Investments. Except as permitted under Section 6.3 of this Agreement, purchase or acquire the obligations or stock of, or any other or additional interest in, any Person, except (a) obligations, stock or interest of any Person that is or, as a result of such Acquisition, becomes a Subsidiary, (b) publicly traded stock in excess of any amounts permitted by law, (c) general obligations of, or obligations unconditionally guaranteed as to principal and interest by, the United States of America, (d) bonds, debentures, participation certificates or notes issued by any agency or corporation which is or may hereafter be created by Act of the Congress of the United States as an agency or instrumentality thereof, (e) Public Housing Bonds, Temporary Notes or Preliminary Loan Notes, fully secured by contracts with the United States, (f) certificates of deposit with maturities of one (1) year or less from the date of acquisition thereof, or money market accounts maintained with, the Lender or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender, and (g) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with maturities of six (6) months or less from the date of acquisition.

         Section VI.6. Subsidiaries. Create or acquire any Subsidiaries other than the Subsidiaries existing as of the date hereof and listed on EXHIBIT A, or created pursuant to an Acquisition under Section 6.3 of this Agreement, unless such Subsidiaries do not own any material assets or such Subsidiaries are added as a co-makers of the Loans. Notwithstanding the foregoing, it is understood and agreed that the Lender will not require any of the Released Parties or MAL, MA Holding, MA BioServices GmbH and BIOMEVA GmbH or any Subsidiary of the foregoing (the "Excluded Subsidiaries") to either pledge any of their respective assets to secure the Loans or to be added as co-makers of the Loans, and the Borrowers each jointly and severally agree not to transfer, sell or assign any assets, other than in the ordinary course of business, to any of the Excluded Subsidiaries in excess of Two Million Dollars ($2,000,000) in the aggregate in any fiscal year.

         Section VI.7. Stock of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary which taken in the aggregate are in a material amount (except in connection with a merger or consolidation of any solvent Wholly Owned Subsidiary into the Company or with another solvent Wholly Owned Subsidiary or the dissolution of any Subsidiary).

         Section VI.8. ERISA Compliance. Unless it would not in the aggregate have a Material Adverse Effect, (a) Engage in any "prohibited transaction" (as defined in Section 406 or Section 203(a) of ERISA), incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or terminate any pension plan in a manner which could result in the imposition of a lien on the property of any Borrower pursuant to Section 4068 of ERISA,
(b) "terminate", as that term is defined in ERISA, any multiemployer plan to which any Borrower or any trade or business (whether or not incorporated), which is under common control (as defined in the

                                                                   EXHIBIT 10.12

Code) and of which any Borrower is a part (a "Commonly Controlled Entity"), has an obligation to contribute, (c) "withdraw", as that term is defined in ERISA, from any multiemployer plan to which any Borrower or any Commonly Controlled Entity had an obligation to contribute, (d) "partially withdraw", as that term is defined in ERISA, from any multiemployer plan to which any Borrower or any Commonly Controlled Entity had an obligation to contribute, or (e) fail to notify the Lender that notice has been received from the administrator of any multiemployer plan to which any Borrower or any Commonly Controlled Entity has an obligation to contribute that any such plan will be placed in "reorganization".

         Section VI.9. Sale and Leaseback. Directly or indirectly enter into any arrangement to sell or transfer all or any material part of its fixed assets then owned by it and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

         Section VI.10. Line of Business. Enter into any lines or areas of business substantially different from the business activities in which it is presently engaged.

VII0  EVENTS OF DEFAULT

         The occurrence of one or more of the following events shall be "Events of Default" under this Agreement, and the terms "Event of Default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

         Section VII.1. Failure to Pay. The Borrowers shall fail to make any payment of principal or interest on any of the Obligations, when and as the same shall become due and payable and such failure shall continue for a period of fifteen (15) Banking Days.

         Section VII.2. Breach of Representations and Warranties. Any representation or warranty made herein or in any report, certificate, opinion (including any opinion of counsel for any Borrower), financial statement or other instrument furnished in connection with the Obligations or with the execution and delivery of any of the Loan Documents, shall prove to have been false or misleading when made in any material respect.

         Section VII.3. Certain Defaults. Any Borrower shall default in the due observance or performance of any of its obligations under Sections 5.2 or
5.3 or Section VI of this Agreement.

         Section VII.4. Other Defaults. Any Borrower shall default in the due observance or performance of any other term, covenant or agreement herein contained and such default shall continue uncured for thirty (30) days after notice thereof shall have been given to such Borrower by the Lender.

         Section VII.5. Default Under Other Loan Documents. An event of default shall occur under any of the other Loan Documents, and such event of default is not cured within any applicable grace period provided therein.

                                                                   EXHIBIT 10.12


         Section VII.6. Receiver; Bankruptcy. Any Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken by any Borrower for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days.

         Section VII.7. Judgment. Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $500,000 in excess of any amounts covered by insurance against any Borrower and the failure by any Borrower to discharge the same, or cause it to be discharged or vacated, within sixty (60) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

         Section VII.8. Default Under Other Borrowings. Default shall be made with respect to any evidence of indebtedness or liability for borrowed money (other than the Loan) having a principal amount in excess of $1,000,000 or any operating or capital lease having a value in excess of $1,000,000 if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability.

         Section VII.9. Material Adverse Change. If a material adverse change has occurred in the financial condition of any Borrower from the financial condition set forth in the financial statements dated December 31, 1996.


VIII0    RIGHTS AND REMEDIES UPON DEFAULT

         Section VIII.1. Demand; Acceleration. The occurrence or non-occurrence of an Event of Default under this Agreement shall in no way affect or condition the right of the Lender to demand payment at any time of any of the Obligations which are payable on demand regardless of whether or not an Event of Default has occurred. Upon the occurrence of an Event of Default, and in every such event and at any time thereafter, the Lender may declare the Obligations due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Loan Documents to the contrary notwithstanding.

                                                                   EXHIBIT 10.12

         Section VIII.2. Performance by Lender. If any Borrower shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the material conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Loan Documents, the Lender without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of each Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose. All sums so paid or advanced by the Lender and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (the "Expense Payments") together with interest thereon from the date of payment, advance or incurring until paid in full at the rate of one percent (l%) per annum in excess of the then current highest interest rate payable under the Notes shall be paid by the Borrowers to the Lender on demand and shall constitute and become a part of the Obligations.

         Section VIII.3. Other Remedies. Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), the Lender shall have all of the rights and remedies under applicable laws, and the Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender.

IX0      MISCELLANEOUS

         Section IX.1. Notices. All notices, certificates or other communications hereunder shall be deemed given when received, if given by hand or courier, or by certified mail, postage prepaid, return receipt requested, addressed as follows:


         if to the Lender:                 NationsBank, N.A.
                                           6610 Rockledge Drive
                                           Third Floor
                                           Bethesda, Maryland 20817
                                           Attn: Elizabeth F. Shore
                                           Mail Stop MD ________

         With a copy to:                   Ober, Kaler, Grimes & Shriver, P.C.
                                           1401 H Street, N.W.
                                           Suite 500
                                           Washington, D.C. 20005
                                           Attn: Richard M. Pollak, Esq.

         if to the Borrowers:              BioReliance Corporation

                                                                   EXHIBIT 10.12


                                           9900 Blackwell Road
                                           Rockville, Maryland 20850
                                           Attn: Carl C. Schwan, Senior Vice
                                             President

                                                                   EXHIBIT 10.12

         With a copy to:                   Fried, Frank, Harris Shriver &
                                             Jacobson
                                           1001 Pennsylvania Avenue, N.W.
                                           Suite 800
                                           Washington, D.C. 20004
                                           Attn: Andrew P. Varney, Esq.

         Section IX.2. Remedies, etc. Cumulative. Each right, power and remedy of the Lender as provided for in this Agreement or in any of the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any of the other Loan Documents or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. In order to entitle the Lender to exercise any remedy reserved to it herein, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

         Section IX.3. No Waiver of Rights by the Lender. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Loan Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Loan Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

         Section IX.4. Acknowledgments. The Borrowers hereby confirm to the Lender the enforceability and validity of each of the Loan Documents. In addition, the Borrowers hereby agree to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner , impair, lessen, modify, waive or otherwise limit the liability and obligations of the Borrowers under the terms of any of the Loan Documents, except as otherwise specifically set forth in this Agreement. The Borrowers issue, remake, ratify and confirm the representations, warranties and covenants contained in the Loan Documents. Nothing in this Agreement shall be deemed to waive any defaults existing under any of the Loan Documents as of the date hereof.

         Section IX.5. Right of Contribution. The Borrowers and the Lender agree that on and after the date hereof, each Borrower (an "Entitled Borrower") shall be entitled to contribution from each other Borrower to the extent, if any, that (a) an Entitled Borrower incurs any Obligations in excess of such Entitled Borrowers Net Valuation (as hereinafter defined) or (b) the Obligations incurred by such Entitled Borrower would leave such Entitled Borrower with an unreasonably small amount of

                                                                   EXHIBIT 10.12

capital to enable the Entitled Borrower to operate the business in which it is engaged, and/or the Obligations incurred by such Entitled Borrower prevent such Entitled Borrower from paying its debts as such debts mature; provided, however, that such right of contribution shall be subordinated to the payment of the Obligations and may not be exercised by any Borrower until all of the Obligations have been paid in full. Nothing in this Section shall be deemed to in any manner impair the joint and several liability of each Borrower for any and all of the Obligations. The provisions of this Section shall be in addition to and shall in no manner limit any other rights of contribution available to any Borrower. The term "Net Valuation" as used in this Section means the amount by which (1) an Entitled Borrower's property at a fair valuation exceeds (2) such Entitled Borrower's debts.

         Section IX.6. ENTIRE AGREEMENT. NO STATEMENTS, AGREEMENTS OR REPRESENTATIONS, ORAL OR WRITTEN, WHICH MAY HAVE BEEN MADE TO ANY OF THE BORROWERS OR TO ANY EMPLOYEE OR AGENT OF ANY OF THE BORROWERS, EITHER BY THE LENDER OR BY ANY EMPLOYEE, AGENT OR BROKER ACTING ON THE LENDER'S BEHALF, WITH RESPECT TO THE MODIFICATION OF THE LOAN, SHALL BE OF ANY FORCE OR EFFECT, EXCEPT TO THE EXTENT STATED IN THIS AGREEMENT, AND ALL PRIOR AGREEMENTS AND REPRESENTATIONS WITH RESPECT TO THE MODIFICATION OF THE LOAN ARE MERGED HEREIN.

         Section IX.7. Survival of Agreement; Successors and Assigns. All covenants, agreements, representations and warranties made by the Borrowers herein and in any certificate, in the Loan Documents and in any other instruments or documents delivered pursuant hereto shall survive the making by the Lender of the Loans and the execution and delivery of the Notes, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lender, and all covenants, promises and agreements by or on behalf of the Lender which are contained in this Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Borrowers, but this Agreement may not be assigned by the Borrowers without the prior written consent of the Lender.

         Section IX.8. Expenses. The Borrowers agree to pay all reasonable out-of-pocket expenses of the Lender (including the reasonable fees and expenses of its legal counsel) in connection with the preparation of this Agreement, the recordation of all financing statements and such other instruments as may be required by the Lender subsequent to the execution of this Agreement to secure the Obligations (including any and all recordation tax and other costs and taxes incident to recording), the enforcement of any provision of this Agreement and the collection of the Obligations. The Borrowers agree to indemnify and save harmless the Lender for any liability resulting from the failure to pay any required recordation tax, transfer taxes, recording costs or any other expenses incurred by the Lender in connection with the Obligations. The provisions of this Section shall survive the execution and delivery of this Agreement and the repayment of the Obligations. The

                                                                   EXHIBIT 10.12

Borrowers further agree to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in enforcing any of the Obligations or any security therefor, which agreement shall survive the termination of this Agreement and the repayment of the Obligations.

         Section IX.9. Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed an original hereof and all of which when taken together shall constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of the persons required to bind any party, appear on more than one counterpart.

         Section IX.10. Governing Law. This Agreement and all of the other Loan Documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

         Section IX.11. Modifications. No modification or waiver of any provision of this Agreement or of any of the other Loan Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance. This Agreement amends and restates in its entirety the Original Loan Agreement.

         Section IX.12. Illegality. If fulfillment of any provision hereof or any transaction related hereto or to any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of the Lender, all of the Obligations of the Borrowers to the Lender shall become immediately due and payable.

         Section IX.13. Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

         Section IX.14. Liability of the Lender. The Borrowers hereby agree that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender (except for the willful misconduct of any person, corporation, partnership or other entity employed by the Lender) in making examinations, investigations or collections.

                                                                   EXHIBIT 10.12


         SECTION IX.15. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF
THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR ARBITRATION OF COMMERCIAL DISPUTES OF ENDISPUTE, INC., D/B/A J.A.M.S./ENDISPUTE ("J.A.M.S.") AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF AN INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS INSTRUMENT, AGREEMENT OR DOCUMENT RELATES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN MONTGOMERY COUNTY, MARYLAND AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL SIXTY
(60) DAYS.

         (B) RESERVATION OF RIGHTS. NOTHING IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT SHALL BE DEEMED TO: (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. Section 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER: (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR

                                                                   EXHIBIT 10.12

FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.



WITNESS/ATTEST:                           BIORELIANCE CORPORATION


                                          By:                          (SEAL)
------------------------------               --------------------------
                                             Name:
                                             Title:

WITNESS/ATTEST:                           MA BIOSERVICES, INC.


                                          By:                          (SEAL)
------------------------------               --------------------------
                                             Name:
                                             Title:

WITNESS/ATTEST:                           MAGENTA CORPORATION


                                          By:                          (SEAL)
------------------------------               --------------------------
                                             Name:
                                             Title:

WITNESS/ATTEST:                           MAGENTA VIRAL PRODUCTION, INC.


                                          By:                          (SEAL)
------------------------------               --------------------------
                                             Name:
                                             Title:

WITNESS:                                  NATIONSBANK, N.A.


                                          By:                          (SEAL)
------------------------------               --------------------------
                                             Elizabeth F. Shore
                                             Vice President

                                                                   EXHIBIT 10.12


                                    EXHIBITS


A.       Subsidiaries

B.       Replacement Promissory Note

C.       Locations of Business

D.       Deed of Trust Note Modification Agreement

E.       Note Modification Agreement

F.       Second Modification Agreement - Leasehold Deed of Trust

                                                                   EXHIBIT 10.12

                                                                   EXHIBIT A


                                  SUBSIDIARIES

                                           Chief Executive Officer           Ownership Interest
Name                                       or Managing Director              of Borrower
----                                       ---------------------             ------------------
MA BioServices, Inc.                       Capers W. McDonald                wholly-owned

MAGENTA Corporation                        Capers W. McDonald                wholly-owned

MAGENTA Viral Productions, Inc.            Capers W. McDonald                wholly-owned

BioReliance Limited                        Raymond F. Cosgrove               wholly-owned

MAGENTA Services Ltd.                      Raymond F. Cosgrove               wholly-owned

MA Holding GmbH                            Raymond F. Cosgrove               wholly-owned

MA BioServices GmbH                        Hans Peter Kneubuhl               wholly-owned

BIOMEVA GmbH                               Hans Peter Kneubuhl               wholly-owned

                                                        EXHIBIT 10.12

                                                                       EXHIBIT B


                         [REPLACEMENT PROMISSORY NOTE]

                                                         EXHIBIT 10.12


                                                                       EXHIBIT C

                               PLACES OF BUSINESS


MA BioServices' Chief Executive Office is:


                                           9900 Blackwell Road
                                           Rockville, MD 20850


MA BioServices has other places of business at the following addresses:

                                           N/A


Magenta Viral's Chief Executive Office is:


                                           9900 Blackwell Road
                                           Rockville, MD 20850



Magenta Viral has other places of business at the following addresses:


                                           N/A